AEW MANAGEMENT AND ADVISORS, L.P.

                                 CODE OF ETHICS
                                 AUGUST 1, 2000

  This is the Code of Ethics of AEW Management and Advisors, L.P. (the "Firm").

                    THINGS YOU NEED TO KNOW TO USE THIS CODE

1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

                                  ACCESS PERSON
                                  INVESTMENT PERSON

     If you don't know, ask the COMPLIANCE OFFICER (Jay Finnegan).

     NOTE: If you are an INVESTMENT PERSON, you are automatically an ACCESS PERSON too, so you must comply with both the ACCESS PERSON provisions and the INVESTMENT PERSON provisions.

     By SEC rule, all the members of the Firm's board are ACCESS PERSONS. So all board members are subject to both Part I and Part II of this Code.

3.   This Code has three sections:
                                  Part I--Applies to All Personnel
                                  Part II--Applies to ACCESS PERSONS
                                           and INVESTMENT PERSONS
                                  Definitions

4. There are also three Reporting Forms that ACCESS PERSONS have to fill out under this Code. These forms are attached as Exhibits to this Code. You can get additional copies of the Reporting Forms from the COMPLIANCE OFFICER.

5. The Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

        o the Firm expects that waivers will be granted only in rare instances, and
        o some provisions of the Code that are mandated by SEC rule cannot be waived.

THIS CODE OF ETHICS IS ADOPTED PURSUANT TO THE INVESTMENT ADVISERS ACT OF 1940, AS AMENDED, AND THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED. DEPENDING ON YOUR RESPONSIBILITIES AND DUTIES AT AEW, YOU MAY BE BOUND BY ONE OR MORE ADDITIONAL CODES OF ETHICS OR TRADING POLICIES.

                                     PART I

        (APPLIES TO ALL PERSONNEL, INCLUDING MEMBERS OF THE FIRM'S BOARD)
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A.      GENERAL PRINCIPLES

             (THESE APPLY TO ALL PERSONNEL, INCLUDING BOARD MEMBERS)
             -------------------------------------------------------

         The Firm is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for the Firm or its personnel to:

                o use for their own benefit (or the benefit of anyone
                  other than the client) information about the Firm's trading or recommendations for client accounts; or

                o take advantage of investment opportunities that would
                  otherwise be available for the Firm's clients.

         Also, as a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

         The Firm expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code.

         The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firm might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, or suspend or terminate your employment.

         Improper trading activity, failure to file required reports, or making inaccurate or misleading reports or statements concerning trading activity or securities accounts can constitute a violation of this Code. Your conduct can violate this Code, even if no clients are harmed by your conduct.

         If you have any doubt or uncertainty about what this Code requires or permits, you should ask the COMPLIANCE OFFICER. Don't just guess at the answer.

B.      GIFTS TO OR FROM BROKERS OR CLIENTS

            (THIS APPLIES TO ALL PERSONNEL, INCLUDING BOARD MEMBERS)
            --------------------------------------------------------

         No personnel may accept or receive on their own behalf or on behalf of the Firm any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to the Firm or its clients or place the recipient or the Firm in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of firm personnel.

         No personnel may give on their own behalf or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

         In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the NASD from time to time (currently $100).

         These policies are not intended to prohibit normal business entertainment.

C.      SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY
        --------------------------------------------------------

          (THIS APPLIES TO ALL PERSONNEL, INCLUDING ALL BOARD MEMBERS)
          ------------------------------------------------------------

         To avoid conflicts of interest, control access to "inside information" and address other compliance and business issues, the Firm prohibits employees from serving as officers or members of the board of any other entity, except with the advance written approval of the Firm. Approval must be obtained through the COMPLIANCE OFFICER, and will ordinarily require consideration by senior officers or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm, nor does it apply to members of the Firm's board who are not employees of the Firm, if any.

                                     PART II

               (APPLIES TO ACCESS PERSONS AND INVESTMENT PERSONS)

A.      REPORTING REQUIREMENTS

          (THESE APPLY TO ALL ACCESS PERSONS, INCLUDING ALL INVESTMENT
          ------------------------------------------------------------
                  PERSONS AND ALL MEMBERS OF THE FIRM'S BOARD)
                  --------------------------------------------

         NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.

         ALSO: You must file the reports described below, even if you have no holdings, transactions or accounts to list in the reports.

         1. INITIAL HOLDINGS REPORTS. No later than 10 days after you become an ACCESS PERSON, you must file with the COMPLIANCE OFFICER a Holdings Report on FORM A (copies of all reporting forms are available from the COMPLIANCE OFFICER). Personnel who are ACCESS PERSONS on the date this Code goes into effect (August 1, 2000) must file an Initial Holdings Report on Form A with the COMPLIANCE OFFICER by September 1, 2000.

                  FORM A requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you maintained an account in which ANY securities (not just Covered Securities) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an Access Person (or on August 1, 2000, if you are an Access Person on the date this Code goes into effect).

                  FORM A also includes requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

         2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of March, June, September and December each year, you must file with the COMPLIANCE OFFICER a Quarterly Transactions Report on FORM B.

                  FORM B requires you to list all transactions during the most recent calendar quarter in COVERED SECURITIES, in which transactions you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which ANY securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

         3. ANNUAL HOLDINGS REPORTS. By January 31 of each year, you must file with the COMPLIANCE OFFICER an Annual Holdings Report on FORM C.

                  FORM C requires you to list all COVERED SECURITIES in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of January 1 of that year. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which ANY securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on January 1 of that year.

                  FORM C also includes requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

         4. DUPLICATE CONFIRMATION STATEMENTS. If you have a securities account with any broker, dealer or bank, you must direct that broker, dealer or bank to send, directly to the Firm's COMPLIANCE OFFICER, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.

B.      TRANSACTION RESTRICTIONS

          (THESE APPLY TO ALL ACCESS PERSONS, INCLUDING ALL INVESTMENT
               PERSONS, EXCEPT MEMBERS OF THE FIRM'S BOARD WHO ARE
                           NOT EMPLOYEES OF THE FIRM)

         1. PRECLEARANCE. You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, written preclearance for that transaction from the COMPLIANCE OFFICER.

                  Once obtained, preclearance is valid only for the day on which it is granted (unless otherwise indicated in such permission). The COMPLIANCE OFFICER may revoke a preclearance any time after it is granted and before you execute the transaction. The COMPLIANCE OFFICER may deny or revoke preclearance for any reason. In no event will preclearance be granted for any COVERED SECURITY if, to the knowledge of the COMPLIANCE OFFICER, the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

                  The preclearance requirements do not apply to the following categories of transactions:

        o Transactions in COVERED SECURITIES issued or guaranteed by any national government that is a member of the Organization for Economic Cooperation and Development, or any agency or authority thereof.

        o Transactions in common or preferred stocks of a class that is publicly-traded, issued by a company with a stock market capitalization of at least $10 billion U.S. dollars (or the equivalent in foreign currency).

        o Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

        o Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

        o Purchases of COVERED SECURITIES pursuant to an automatic dividend reinvestment plan.

        o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

         2. INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in a private placement or an initial public offering, except with the specific, advance written approval of the COMPLIANCE Officer, which the COMPLIANCE OFFICER may deny for any reason.

         3. PROHIBITION ON SHORT-TERM TRADING. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell, or sell and purchase, a COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 60 calendar days. If any such transactions occur, the Firm will require any profits from the transactions to be disgorged for donation by the Firm to charity.

C.      15-DAY BLACKOUT PERIOD

                    (THIS APPLIES TO ALL INVESTMENT PERSONS)

         No INVESTMENT PERSON (including any member of the FAMILY/HOUSEHOLD of such INVESTMENT PERSON) may purchase or sell any COVERED SECURITY within the seven calendar days immediately before or after a calendar day on which any client account managed by the Firm purchases or sells that COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security), unless the INVESTMENT PERSON had no actual knowledge that the COVERED SECURITY (or any closely related security) was being considered for purchase or sale for any client account. If any such transactions occur, the Firm will generally require any profits from the transactions to be disgorged for donation by the Firm to charity. Note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

         NOTE: It sometimes happens that an INVESTMENT PERSON who is responsible for making investment recommendations or decisions for client accounts (such as a portfolio manager or analyst) determines--within the seven calendar days after the day he or she (or a member of his or her FAMILY/HOUSEHOLD) has purchased or sold for his or her own account a COVERED SECURITY that was not, to the INVESTMENT PERSON's knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the INVESTMENT PERSON is responsible for making investment recommendations or decisions to purchase or sell the same COVERED SECURITY (or a closely related security). In this situation, the INVESTMENT PERSON MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the seventh day following the day of the transaction for the INVESTMENT PERSON's (or FAMILY/HOUSEHOLD member's) own account to avoid conflict with the blackout provisions of this Code. The Firm recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears that the INVESTMENT PERSON acted in good faith and in the best interests of the Firm's clients.

         The blackout requirements do not apply to the following categories of transactions:

        o Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

        o Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

        o Purchases of COVERED SECURITIES pursuant to an automatic dividend reinvestment plan.

        o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

                                   DEFINITIONS

        The following terms have special meanings in this Code of Ethics:

                                  ACCESS PERSON
                              BENEFICIAL OWNERSHIP
                               COMPLIANCE OFFICER
                                COVERED SECURITY
                                FAMILY/HOUSEHOLD
                                INVESTMENT PERSON

         The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

                IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE COMPLIANCE OFFICER. DON'T JUST GUESS AT THE ANSWER.

ACCESS PERSON includes:

                  Every member of the board of the Firm's general partner, AEW Investment Group, Inc., including those board members, if any, that are not employees of the Firm;

                  Every officer of the Firm; and

                  Every employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales.

BENEFICIAL OWNERSHIP means any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

                  Securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

                  Securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

                  Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, UNLESS the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL Ownership. This is because, unless the arrangement is a "blind trust," the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

                  Securities in a person's individual retirement account.

                  Securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

                  Securities owned by a trust of which the person is either a TRUSTEE or a BENEFICIARY.

                  Securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the COMPLIANCE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

COMPLIANCE OFFICER means James J. Finnegan, or another person that he or she designates to perform the functions of Compliance Officer when he or she is not available. You can reach the Compliance Officer by calling (617) 261-9324. For purposes of reviewing the Compliance Officer's own transactions and reports under this Code, the functions of the Compliance Officer are performed by J. Grant Monahon.

COVERED SECURITY means anything that is considered a "security" under the Investment Company Act of 1940, EXCEPT:

                  Direct obligations of the U.S. Government;

                  Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements; and

                  Shares of OPEN-END investment companies that are registered under the Investment Company Act (mutual funds).

This is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

                  options on securities, on indexes and on currencies;

                  investments in all kinds of limited partnerships;

                  investments in foreign unit trusts and foreign mutual funds;
                  and

                  investments in private investment funds, hedge funds and investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ASK THE COMPLIANCE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

                  Your spouse or domestic partner (unless they do not live in the same household as you and you do not contribute in any way to their support);

                  Your children under the age of 18;

                  Your children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support); and

                  Any of the following people who live in your household - your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

Comment--There are a number of reasons why this Code covers transactions in which members of your Family/Household have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

INVESTMENT PERSON means any employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of any securities (even if they're not COVERED Securities) for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales; and any natural person who directly or indirectly has a 25% or greater interest in the Firm and obtains information concerning recommendations made to any client of the Firm regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the client.

                        AEW Management and Advisors, L.P.

                                 CODE OF ETHICS

                        FORM A - INITIAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER THIS CODE OF ETHICS (this "CODE"). (PERSONNEL WHO WERE ACCESS PERSONS ON THE DATE THE CODE WENT INTO EFFECT MUST FILE A COMPLETED FORM A WITH THE CODE OFFICER BY SEPTEMBER 1, 2000.) TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ____________________________________________

Date I Became an ACCESS PERSON (the "Reporting Date"):  ________________
     (for personnel who were ACCESS PERSONS on the date the Code went into effect, the Reporting Date is September 1, 2000)

Date received by COMPLIANCE OFFICER:  ______________________________________

INITIAL CERTIFICATION:

         I understand that for purposes of the Code I am classified as:

         ____     AN ACCESS PERSON

         ____  INVESTMENT PERSONNEL

INITIAL HOLDINGS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ Neither I, nor any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

         Attached as APPENDIX A is a complete list of all COVERED SECURITIES in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP on the Reporting Date.


ACCOUNTS WITH BROKERS, DEALERS AND/OR BANKS (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED Securities) are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

____ All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of the Reporting Date are set forth below:

         NAME(S) OF INSTITUTION(S)

         All information provided in this Form A is true and complete to the best of my knowledge.

         I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have BENEFICIAL OWNERSHIP, as well as investments in which members of my FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP.



                                          Signed:  _________________________
                                          Date:    ___________________________

              APPENDIX A - INITIAL REPORT OF ALL COVERED SECURITIES



Name of ACCESS PERSON:  ___________________________________


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Title/Description of COVERED SECURITIES                Number of Shares (or Principal Amount, if not a
                                                       stock)
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Note:  Please use additional sheets as needed.

                        AEW MANAGEMENT AND ADVISORS, L.P.
                                 CODE OF ETHICS

                      FORM B - QUARTERLY TRANSACTION REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CODE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ___________________________________________
Reporting Period/Calendar Quarter End Date:  _______________________
Date received by COMPLIANCE OFFICER:  _____________________________________

TRANSACTIONS REPORT (CHECK ONE OF THE FOLLOWING THREE BOXES):
____ There were no transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ Attached as APPENDIX B is a complete list of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ Attached are duplicate broker confirmations of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

NEW SECURITIES ACCOUNTS (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ Neither I, nor any member of my FAMILY/HOUSEHOLD, established any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ During the most recent calendar quarter, I and/or a member of my FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers or banks in which securities are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL
         OWNERSHIP:

         NAME(S) OF INSTITUTION(S)                   DATE ACCOUNT ESTABLISHED






         All information provided in this Form B is true and complete to the best of my knowledge.


                                        Signed:  _________________________
                                        Date:    ___________________________

                                   Appendix B

     TRANSACTIONS IN COVERED SECURITIES DURING MOST RECENT CALENDAR QUARTER

Name of ACCESS PERSON:  ___________________________________
Reporting Period/Calendar Quarter:  ________________________
Date received by COMPLIANCE OFFICER:  _____________________________

----------------- ----------- ------------ ------------ --------------- ---------------- ---------- ------------------

                     TYPE                                                                              INSTITUTION
                  (E.G.,                                                 RATE/MATURITY                THROUGH WHICH
  TRANSACTION     PURCHASE,    TITLE OF      NUMBER       PRINCIPAL          DATE                      TRANSACTION
      DATE          SALE)     SECURITIES    OF SHARES       AMOUNT      (IF APPLICABLE)    PRICE        EFFECTED
                    -----     ----------    ---------       ------      ---------------    -----        --------
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Note:  Please use additional sheets as needed.

YOU DON'T HAVE TO COMPLETE APPENDIX B IF YOU ATTACH DUPLICATE BROKER CONFIRMATION STATEMENTS FOR ALL TRANSACTIONS THAT WOULD OTHERWISE HAVE TO BE LISTED ON APPENDIX B.

                        AEW MANAGEMENT AND ADVISORS, L.P.
                                 CODE OF ETHICS

                                     FORM C

           ANNUAL CODE OF ETHICS CERTIFICATION; ANNUAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CODE OFFICER NO LATER THAN JANUARY 31 OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ______________________________________
Calendar Year Covered by this Report:  ________________________
Date received by COMPLIANCE OFFICER:  ________________________________

ANNUAL CERTIFICATION

____ I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code.


ANNUAL HOLDINGS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ As of January 1 of the CURRENT YEAR, neither I, nor any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

____ Attached as APPENDIX C is a complete list of all COVERED SECURITIES in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of January 1 of the CURRENT YEAR.


ACCOUNTS WITH BROKERS, DEALERS AND/OR BANKS (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ Neither I, nor any member of my FAMILY/HOUSEHOLD, as of January 1 of the CURRENT YEAR, had any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of January 1 of the CURRENT YEAR, with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP are listed below:

         NAME(S) OF INSTITUTION(S)




         All information provided in this Form C is true and complete to the best of my knowledge.

                                       Signed:  _________________________
                                       Date:    ___________________________

                                   Appendix C

                     ANNUAL REPORT OF ALL COVERED SECURITIES

Name of ACCESS PERSON:  ___________________________________
Date received by COMPLIANCE OFFICER:  _____________________________


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Title/Description of COVERED SECURITIES                Number of Shares               Principal Amount
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Note: All information should be reported as of January 1 of the CURRENT YEAR. Please use additional sheets as needed.